Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- 13059) of Software Publishing Corporation Holdings, Inc. (the
"Company") pertaining to the Company's 1994 Long Term Incentive Plan, the Company's Registration Statement (Form S-8 No. 333-19169) pertaining to the
Company's Outside Director and Advisor Stock Option Plan, the Company's Registration Statement (Form S-8 No. 333-19059) pertaining to the Company's 1987 Stock Option Plan, the Company's 1989 Stock Option Plan and the Company's 1991 Stock Option Plan and the Company's Registration Statement (Form S-3 No. 333-55677) with respect to 2,107,712 shares of the Company's Common Stock and 29,267 options to purchase shares of the Company's Common Stock, of our Report dated April 1, 1999 with respect to the financial statements of Serif (Europe) Limited, included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                       s/Ernst & Young
                                                         Ernst & Young

Nottingham, United Kingdom
April 13, 1999